UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

SOURCEFIRE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-33350	52-2289365
(Commission File No.)	(IRS Employer Identification No.)

9770 Patuxent Woods Drive

Columbia, Maryland 21046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 410-290-1616

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 2, 2012, Sourcefire, Inc. (the “Company”) issued a press release announcing that it currently expects revenue and adjusted net income per share for the quarter ended June 30, 2012 to be at the high end to slightly above the guidance range given on April 30, 2012. A copy of this press release is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, and in Exhibit 99.1 hereto related to this Item 2.02, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Burris, Chief Executive Officer and a member of the Board of Directors of the Company, has taken a medical leave of absence from his position as Chief Executive Officer, effective June 28, 2012, to undergo a series of treatments for colon cancer. Mr. Burris will continue to serve as a member of the Company’s Board of Directors. The Board of Directors has named Martin F. Roesch, the Company’s Chief Technology Officer, founder and a member of the Board of Directors, interim Chief Executive Officer. He will retain his current responsibilities while serving as interim Chief Executive Officer.

The information required by Item 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Roesch is incorporated herein by reference from the Company’s definitive proxy statement dated April 10, 2012 filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Sourcefire, Inc., dated July 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012	SOURCEFIRE, INC.

	By:	/s/ Douglas W. McNitt
Douglas W. McNitt Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of Sourcefire, Inc., dated July 2, 2012.